EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.33-37924, 33-39660, 33-55607, 33-58943, 333-21285, 333-41359, and 333-139863 on Form S-3 and Registration Statement Nos. 33-7471, 33-22417, 33-57898, 33-58939, 333-14769, 333-21277, 333-62098, 333-142412, and 333-91712 on Form S-8 of our reports dated February 18, 2008, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), Share-Based Payment and FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)) of Snap-on Incorporated and to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Snap-on Incorporated for the year ended December 29, 2007.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, WI
February 18, 2008